Exhibit 10.5
AMENDMENT No. 2
TO
SECOND AMENDED AND RESTATED LOAN AGREEMENT
     This AMENDMENT No. 2 TO SECOND AMENDED AND RESTATED LOAN AGREEMENT (this “Amendment”) is made and entered into as of the 9th day of May, 2008, by and among NATIONAL DENTEX CORPORATION, a Massachusetts corporation (“Dentex”), its Subsidiaries listed on the signature page(s) hereto (together with Dentex, collectively the “Borrowers”), and BANK OF AMERICA, N.A. (the “Bank”). Capitalized terms used herein without definition shall have the meaning ascribed to them in the Loan Agreement (as defined below).
     WHEREAS, the Borrowers and the Bank are parties to that certain Second Amended and Restated Loan Agreement dated as of November 7, 2006, as amended by that certain Loan Modification Agreement dated as of March 29, 2007 and that certain Amendment to Second Amended and Restated Loan Agreement dated as of October 24, 2007 (collectively, as the same may be further amended and in effect from time to time, the “Loan Agreement”), pursuant to which the Bank has extended credit to the Borrowers on the terms set forth therein;
     WHEREAS, the Borrowers have requested that the Bank consolidate the First Line of Credit and the Second Line of Credit into a single line of Credit of $25,000,000 to be used by the Borrowers for their general corporate purposes, for the issuance of Letters of Credit and to fund acquisitions by the Borrowers; and
     WHEREAS, the Bank is willing to grant and make such amendments to the Loan Agreement on the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
     1. Amendment to the Recitals of the Loan Agreement. The following recital is hereby added to the Loan Agreement by inserting it immediately after the second WHEREAS clause thereof:
     “WHEREAS, pursuant to Amendment No. 2 to this Agreement, the Bank and the Borrowers have agreed to amend this Agreement to combine the First Line of Credit and the Second Line of Credit (as defined in the Agreement) into a single Revolving Line of Credit (as defined below) of $25,000,000;”
     2. Amendment to §1(a) of the Loan Agreement. Section 1(a) of the Loan Agreement is hereby amended, (A) by deleting Section 1(a)(i) in its entirety and replacing it with the following:

     “(i) a revolving line of credit (the “Revolving Line of Credit”) in an amount equal to $25,000,000, available until the day prior to, and due and payable on, the Revolving Line of Credit Termination Date (as hereinafter defined); the Revolving Line of Credit shall include a sublimit for the issuance, on the terms and conditions set forth in this Agreement, of letters of credit for the Borrowers’ account, provided, that the Bank’s LC Exposure (as hereinafter defined) at any time shall not exceed $1,500,000. Advances under the Revolving Line of Credit may be used by the Borrowers for their general corporate purposes, to refinance existing indebtedness, for the issuance of Letters of Credit and to fund acquisitions by the Borrowers in accordance with Section 8 and the other terms and conditions hereof.”
     And (B) by deleting Section 1(a)(ii) in its entirety and inserting in lieu thereof “Intentionally Omitted.”
     3. Amendment to § 1(b) of the Loan Agreement. Section 1(b) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:
     “(b) Advances. After the Closing, advances under the Revolving Line of Credit may be made, from time to time, until the day prior to the Revolving Line of Credit Termination Date, in such amounts as the Borrowers may request; provided, that the aggregate principal amount of all advances at any time outstanding under the Revolving Line of Credit (after giving effect to all amounts requested) plus the aggregate LC Exposure at such time, shall not exceed $25,000,000; provided, that any such advances under the Revolving Line of Credit for the purpose of funding any acquisition by the Borrowers, are subject to the provisions set forth in Section 8(c) and 6(k) hereof; and provided, further, that at the time the Borrowers request an advance under the Revolving Line of Credit and after giving effect to the making thereof, no Default or Event of Default has occurred and is continuing. Subject to the terms of this Agreement, advances under the Revolving Line of Credit, once repaid, may be reborrowed. If at any time the outstanding principal amount of the advances under the Revolving Line of Credit exceeds the amount determined by reference to the limits set forth in the first sentence of this Section 1(b), the Borrowers shall promptly pay an amount equal to such excess to the Bank.”
     4. Amendment to § 2(b) of the Loan Agreement. Section 2(b) of the Loan Agreement is hereby amended by deleting the first paragraph of such Section in its entirety and replacing it with the following:
     “(b) Payments. All payments received by the Bank from any of the Borrowers, except for the payments referred to in Subsection (c) below and regularly scheduled payments of the Term Loan under Section 1(a)(iii) hereof, shall be applied first to expenses due hereunder, then to accrued interest and then to principal. Upon the occurrence and during the continuance of an Event of Default hereunder, however, payments may be applied in such manner as the Bank may, in its sole discretion, determine. All computations of interest shall be made on the basis of a 360-day year. Advances under the Revolving Line of Credit shall be evidenced by this Agreement, the records of the Bank and a promissory note in the form of Exhibit A hereto (the “Revolving Line of Credit Note”), due on the Revolving Line of Credit Termination Date. The Term Loan shall be evidenced by a promissory note in the form of Exhibit C hereto (the “Amended and Restated Term Note”), dated as of the Closing Date and due on the fifth (5th) anniversary of the Closing Date. The LC Reimbursement Obligations shall be evidenced by this Agreement, the records of the Bank and the Letters of Credit. The records of the Bank shall be prima facie evidence of the advances hereunder, the aggregate unpaid amount of the Term Loan and the LC Reimbursement Obligations and, in each case, of accrued interest thereon and of all payments made in respect thereof.”
     5. Amendment to § 2(c) of the Loan Agreement. Section 2(c) of the Loan Agreement is hereby amended by deleting such Section 2(c)(ii) in its entirety and replacing it with the following “Intentionally Omitted.”
     6. Amendment to § 2(d) of the Loan Agreement. Section 2(d) of the Loan Agreement is hereby amended by deleting such Section 2(d)(ii)(X) in its entirety.
     7. Amendment to § 2(f)(ii) of the Loan Agreement. The first paragraph of Section 2(f)(ii) of the Loan Agreement is hereby amended by deleting such paragraph in its entirety and replacing it with the following:
     “(ii) Continuation and Conversion Elections. Subject to the provisions hereof, the Borrowers shall have the option (A) to convert at any time one or more integral multiples of $1,000,000 of its outstanding Prime Rate Loans under the Revolving Line of Credit into one or more LIBOR Rate Loans, Cost of Funds Rate Loans or Fixed Rate Loans, (B) to convert at any time one or more integral multiples of $1,000,000 of its outstanding Prime Rate Loans under the Term Loan into one or more LIBOR Rate Loans, Cost of Funds Rate Loans, or Fixed Rate Loans, (C) effective on and as of the expiration date of the Interest Period of a LIBOR Rate Loan or Cost of Funds Rate Loan, to continue such loan LIBOR Rate Loan or Cost of Funds Rate Loan, respectively, as such, with an equivalent or different Interest Period, or (D) effective on and as of the expiration date of the Interest Period of a LIBOR Rate Loan or Cost of Funds Rate Loan, to convert such loan to a Prime Rate Loan; provided, however, that (1) a LIBOR Rate Loan or Cost of Funds Rate Loans may only be continued pursuant to clause (C) above if the outstanding principal amount of such loan equals or exceeds $1,000,000 in the case of a LIBOR Rate Loan or Cost of Funds Rate Loans advanced under the Revolving Line of Credit, or $1,000,000 in the case of LIBOR Rate Loan or Cost of Funds Rate Loans under the Term Loan; (2) no portion of the outstanding principal amount of any advance may be converted to, or continued as, a LIBOR Rate Loan or Cost of Funds Rate Loan when any Default or Event of Default has occurred and is continuing; and (3) no portion of the outstanding principal amount of any LIBOR Rate Loan or Cost of

Funds Rate Loan may be converted to a LIBOR Rate Loan or Cost of Funds Rate Loan, respectively, of a different duration if such LIBOR Rate Loan or Cost of Funds Rate Loan relates to any Hedging Obligations unless the maturity of the relevant Hedging Obligations has been appropriately adjusted in a manner satisfactory to the Bank.”
     8. Amendment to §2(f)(vi) of the Loan Agreement. Section 2(f)(vi) of the Loan Agreement is hereby amended by deleting the first paragraph of such Section in its entirety and replacing it with the following:
     “(vi) Voluntary Prepayment of LIBOR Rate Loans. LIBOR Rate Loans in connection with which the Borrowers have entered into Hedging Obligations with the Bank may not be prepaid; other LIBOR Rate Loans may be prepaid only upon the terms and conditions set forth herein. The Borrowers shall give the Bank, no later than 10:00 a.m. (Boston time), at least four (4) Business Days’ notice of any proposed prepayment of any LIBOR Rate Loans, specifying the proposed date of payment of such LIBOR Rate Loans, and the principal amount to be paid. Each partial prepayment of the principal amount of LIBOR Rate Loans shall be in an integral multiple of $1,000,000 and accompanied by the payment of all charges outstanding on such LIBOR Rate Loans and of all accrued interest on the principal repaid to the date of payment.”
     9. Amendment to §3(a) of the Loan Agreement. Section 3(a) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:
     “(a) Issuance. The Bank agrees, on the terms and conditions set forth in this Agreement, to issue standby letters of credit hereunder (each a “Letter of Credit”) at the request of the Borrowers from time to time prior to the date that is 30 days before the Revolving Line of Credit Termination Date; provided, that immediately after each such Letter of Credit is issued, (i) the LC Exposure shall not exceed $1,500,000, and (ii) the sum of the outstanding principal amount of all Revolving Line of Credit Loans plus the LC Exposure shall not exceed $25,000,000. All Letters of Credit issued and outstanding under the Existing Loan Agreement, on and as of the Closing Date shall become Letters of Credit hereunder.”
     10. Amendment to §4 of the Loan Agreement. Section 4 of the Loan Agreement is hereby amended as follows:
     (A) Section (dd) shall be deleted in its entirety and replaced with the following: “(dd) The term “Revolving Line of Credit Termination Date” shall mean the maturity date of the Revolving Line of Credit, November 7, 2009.”
     (B) Section (ee) shall be deleted in its entirety and replaced with the following: “(ee) The term “Loan” shall mean an extension of credit by the Bank to the Borrowers, in the form of an advance under either the Revolving Line of Credit, a Letter of Credit issued under the Revolving Line of Credit, or the Term Loan.”
     (C) Section (hh) shall be deleted in its entirety and replaced with the following: “The term “Notes” shall refer to, collectively, the Revolving Line of Credit Note and the Amended and Restated Term Note.”
     11. Amendment to §6(u) of the Loan Agreement. Section 6(u) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:
     “(u) Maximum Consolidated Total Funded Debt to Consolidated EBITDA. As of the end of any fiscal quarter, the ratio of (a) Consolidated Total Funded Debt as of such date to (b) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending on the date of calculation (i) prior to and including December 31, 2008, shall not exceed 2.5:1.0 and (ii) thereafter shall not exceed 2.0:1.0.”
     12. Amendment to §6(v) of the Loan Agreement. Section 6(v) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:
     “6(v) Minimum Consolidated EBITDA. For the period of four (4) consecutive fiscal quarters then ended, the Borrowers shall not permit Consolidated EBITDA to be less than $16,500,000 on March 31, 2008 and on the last day of each fiscal quarter thereafter.”
     13. Amendment to § 8(c) of the Loan Agreement. Section 8(c) of the Loan Agreement is hereby amended by deleting the first paragraph of such Section in its entirety and replacing it with the following:
     “If the Borrowers desire to make a drawing under the Revolving Line of Credit for the purposes of funding an acquisition by a Borrower, then the obligation of the Bank to make any such advance is subject to the satisfaction of the following conditions precedent on or before the Borrowing Date for such advance:”
     14. Amendment to § 12(m) of the Loan Agreement. Section 12(m) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:
     “The Borrowers shall use the proceeds under this Agreement (i) for working capital purposes of the Borrower, (ii) to refinance existing Indebtedness of the Borrowers, (iii) to fund acquisitions by the Borrower, to the extent permitted herein, (iv) in the case of the Term Loan, to pay the outstanding balance under the Second Line of Credit on the Closing Date. No portion of the proceeds of any loans shall be used, and no portion of any Letter of Credit is to be obtained, in whole or in part, for the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations U, T or X of the Board of Governors of the Federal Reserve System.”
     15. Amendment to Exhibits of the Loan Agreement. Exhibit A of the Loan Agreement shall be deleted in its entirety and replaced by Exhibit A attached hereto. Exhibit B of the Loan Agreement shall be deleted in its entirety.
     16. Amendment to Certain References in the Loan Agreement. Except as otherwise amended under Sections 1-15 above:
     (A) All references to “Lines of Credit”, “a Line of Credit”, “the First Line of Credit” or “the Second Line of Credit” shall be amended to read “the Revolving Line of Credit”.
     (B) All references to “Lines of Credit Termination Date” shall be amended to read “Revolving Line of Credit Termination Date”.
     (C) All references to “Line of Credit Notes” shall be amended to read “Revolving Line of Credit Note”.
     17. Effective Dates and Conditions to Effectiveness. The amendments to Sections 6(u) and 6(v) of the Loan Agreement, as set forth in Sections 11 and 12 hereof shall be effective as of March 31, 2008. All other amendments made to the Loan Agreement hereby shall be effective as of the date hereof upon the receipt by the Bank of (i) a counterpart signature page to this Amendment duly executed and delivered by each of the Borrowers, (ii) a Revolving Line of Credit Note in the form of Exhibit A hereto, in exchange for, and to replace, the Second Amended and Restated First Line of Credit Note and the Second Amended and Restated Second Line of Credit Note, each dated as of November 7, 2006, which notes are hereby cancelled and of no further force or effect, and (iii) a fee in the amount of $50,000 in respect of the Bank’s approval of the terms of the Revolving Line of Credit, as set forth herein.
     18.   Representations and Warranties.  Each of the Borrowers represents and warrants as follows:
     (a) The execution and delivery of this Agreement and the performance of each of this Amendment and the Loan Agreement, as amended as of the date hereof, are within the corporate power and authority of such Borrower and have been or will be authorized by proper corporate proceedings, and do not (i) require any consent or approval of the stockholders of such Borrower, (ii) contravene any provision of the charter documents or by-laws of such Borrower or any law, rule or regulation applicable to such Borrower, or (iii) contravene any provision of, or constitute an event of default or event which, but for the requirement that time elapse or notice be given, or both, would constitute an event of default under, any other material agreement, instrument or undertaking binding on such Borrower.

     (b) This Amendment and the Loan Agreement, as amended as of the date hereof, and all of the terms and provisions hereof and thereof are the legal, valid and binding obligations of such Borrower enforceable in accordance with their respective terms except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally, and except as the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.
     (c) Except with respect to filings with the U.S. Securities and Exchange Commission, the execution, delivery and performance of this Amendment, as of the date hereof, do not require any approval or consent of, or filing or registration with, any governmental or other agency or authority, or any other party.
     (d) Each of the representations and warranties of the Borrowers contained in the Loan Agreement (after giving effect to this Amendment) or in any document or instrument delivered pursuant to or in connection with the Loan Agreement are true and correct in all material respects as of the date hereof with the same effect as if made on and as of the date hereof (except to the extent of changes resulting from transactions contemplated or permitted by the Loan Agreement and changes occurring in the ordinary course of business which singly or in the aggregate do not create a Material Adverse Effect, and to the extent that such representations and warranties relate expressly to an earlier date).
     (e) After giving effect to this Amendment, no Default or Event of Default under the Loan Agreement has occurred and is continuing.
     19.   Ratification, etc.  Except as expressly amended hereby, the Loan Agreement, the other Loan Documents and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. Each Borrower hereby affirms all of its obligations under the Loan Agreement and under each of the other Loan Documents to which it is a party and hereby affirms its absolute and unconditional promise to pay to the Bank the Loans and all other amounts due under the Loan Agreement (as amended hereby) and the other Loan Documents. This Amendment and the Loan Agreement shall hereafter be read and construed together as a single document, and all references in the Loan Agreement or any related agreement or instrument to the Loan Agreement shall hereafter refer to the Loan Agreement as amended by this Amendment.
     20.   Governing Law.  This Amendment and the rights and obligations of the parties hereunder shall be deemed to be a document executed under seal and shall be construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts (excluding the laws applicable to conflicts or choice of law).

     21.  Delivery By Facsimile Or Other Electronic Transmission. This Amendment, to the extent signed and delivered by means of a facsimile machine or other electronic transmission in which the actual signature is evident, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto or thereto shall re-execute original forms hereof and deliver them to all other parties. No party hereto shall raise the use of a facsimile machine or other electronic transmission in which the actual signature is evident to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or other electronic transmission in which the actual signature is evident as a defense to the formation of a contract and each party forever waives such defense.
     22. Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same instrument.
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     IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first set forth above.
NATIONAL DENTEX CORPORATION

By: Name:	/s/ Richard F. Becker, Jr. Richard F. Becker, Jr.
Title:	Executive Vice President and Treasurer
GREEN DENTAL LABORATORIES, INC.,

By: Name:	/s/ Richard F. Becker, Jr. Richard F. Becker, Jr.
Title:	Assistant Treasurer
KELLER GROUP, INCORPORATED

By: Name:	/s/ Richard F. Becker, Jr. Richard F. Becker, Jr.
Title:	Assistant Treasurer and Assistant Secretary
KELLER LABORATORIES, INCORPORATED — MIDWEST

By: Name:	/s/ Richard F. Becker, Jr. Richard F. Becker, Jr.
Title:	Assistant Treasurer and Assistant Secretary
KELLER LABORATORIES, INC. — SOUTHEAST

By: Name:	/s/ Richard F. Becker, Jr. Richard F. Becker, Jr.
Title:	Assistant Treasurer and Assistant Secretary
Amendment No. 2 Signature Page

Acknowledged and Agreed:

BANK OF AMERICA, N.A.,
as the Bank

By: Name:	/s/ Richard J. MacDonald Richard J. MacDonald
Title:	Vice President
Amendment No. 2 Signature Page

Exhibit A
FORM OF
REVOLVING LINE OF CREDIT NOTE

$25,000,000	Date: May 9, 2008
          FOR VALUE RECEIVED, NATIONAL DENTEX CORPORATION (“Dentex”), GREEN DENTAL LABORATORIES, INC. (“Green”), KELLER GROUP, INCORPORATED (“Keller”), KELLER LABORATORIES, INCORPORATED — MIDWEST (“Keller — Midwest”), and KELLER LABORATORIES, INC. — SOUTHEAST (“Keller — Southeast”, and together with Dentex, Green, Keller, and Keller — Midwest and each of their respective successors in title and assigns, called the “Borrowers”), by this promissory note (hereinafter, together with the Schedule annexed hereto, called this “Note”), jointly and severally and absolutely and unconditionally promise to pay to the order of BANK OF AMERICA, N.A. (hereinafter, together with its successors in title and assigns, called the “Bank”), the principal sum of Twenty Five Million and 00/100 Dollars ($25,000,000), or so much thereof as shall have been advanced by the Bank to the Borrowers by way of revolving loans under the Revolving Line of Credit under the Loan Agreement (as hereinafter defined) and that shall remain outstanding from time to time, such payment to be made as hereinafter provided, and to pay interest on the principal sum outstanding hereunder from time to time from the date hereof until the said principal sum or the unpaid portion thereof shall have become due and payable as hereinafter provided.
          Capitalized terms used herein without definition shall have the meaning set forth in the Loan Agreement (as defined below).
          The unpaid principal (not at the time overdue) under this Note from time to time outstanding shall bear interest at the rate or rates from time to time in effect under the Loan Agreement. Accrued interest on the unpaid principal amount outstanding from time to time under this Note shall be payable on the dates specified in the Loan Agreement. Advances under this Note, once repaid, may be reborrowed.
     If any payment on this Note becomes due and payable on a day that is not a Business Day (as defined in the Loan Agreement), the maturity thereof shall be extended to the next succeeding Business Day (unless the Loan Agreement provides otherwise), and with respect to any payment of principal, interest thereon shall be payable at the then applicable rate during any such extension.
          On November 7, 2009, the date of the final maturity of this Note, there shall become absolutely due and payable by the Borrowers hereunder, and the Borrowers hereby jointly and severally promise to pay to the Bank, the balance (if any) of the principal hereof then remaining unpaid, all of the unpaid interest accrued hereon and all (if any) other amounts payable on or in respect of this Note or the indebtedness evidenced hereby.
          Each overdue amount payable on or in respect of this Note or the indebtedness evidenced hereby shall (to the extent permitted by applicable law) bear interest at the rates and on the terms provided by the Loan Agreement. The unpaid interest accrued on each overdue amount in accordance with the foregoing terms of this paragraph shall become and be absolutely due and payable by the Borrowers to the Bank on demand by the Bank. Interest on each overdue amount will continue to accrue as provided by the foregoing terms of this paragraph, and will (to the extent permitted by applicable law) be compounded monthly until the obligations of the Borrowers in respect of the payment of such overdue amount shall be discharged (whether before or after judgment).
          Each payment of principal, interest or other sum payable on or in respect of this Note or the indebtedness evidenced hereby shall be made by the Borrowers directly to the Bank in U.S. dollars, for the account of the Bank, at the address of the Bank set forth in the Loan Agreement, on the due date of such payment, and in immediately available and freely transferable funds. All payments on or in respect of this Note or the indebtedness evidenced hereby shall be made without set-off or counterclaim and free and clear of and without any deductions, withholdings, restrictions or conditions of any nature.
          This Note constitutes the amendment and restatement in their entirety of the Second Amended and Restated First Line of Credit Note and the Second Amended and Restated Second Line of Credit Note, issued by the Borrowers to the Bank under the Loan Agreement (the “Prior Notes”) and is issued in substitution therefor and as an amendment and replacement thereof. Nothing herein or in any other document shall be construed to constitute payment of the Prior Notes.
     This Note is made and delivered by the Borrowers to the Bank pursuant to (i) the Second Amended and Restated Loan Agreement, dated as of November 7, 2006 by and among the Borrowers and the Bank (hereinafter, as originally executed, and as varied or supplemented or amended and restated from time to time, called the “Loan Agreement”), to which reference is hereby made for a statement of the terms and conditions (to the extent not set forth herein) under which the revolving loans evidenced by this Note were made and are to be repaid and (ii) the Joinder Agreement (as defined below). This Note evidences the joint and several obligations of the Borrowers (a) to repay the principal amount of the revolving loans under the Revolving Line of Credit made by the Bank to the Borrowers pursuant to the Loan Agreement; (b) to pay interest, as herein and therein provided, on the principal amount hereof remaining unpaid from time to time; and (c) to pay other amounts which may become due and payable hereunder or thereunder as herein and therein provided. Reference is hereby made to the Loan Agreement (including the Exhibits and Schedules annexed thereto) for a complete statement of the terms thereof.

          The Borrowers will have the right to prepay the unpaid principal of this Note in full or in part upon the terms contained in the Loan Agreement. The Borrowers will have an obligation to prepay principal of this Note from time to time if and to the extent required under, and upon the terms contained in, the Loan Agreement. Any partial payment of the indebtedness evidenced by this Note shall be applied in accordance with the terms of the Loan Agreement.
          Pursuant to and upon the terms contained in Section 10 of the Loan Agreement, the entire unpaid principal of this Note, all of the interest accrued on the unpaid principal of this Note and all (if any) other amounts payable on or in respect of this Note or the indebtedness evidenced hereby may be declared to be immediately due and payable, whereupon the entire unpaid principal of this Note, all of the interest accrued on the unpaid principal of this Note and all (if any) other amounts payable on or in respect of this Note or the indebtedness evidenced hereby shall (if not already due and payable) forthwith become and be due and payable to the Bank without presentment, demand, protest or any other formalities of any kind, all of which are hereby expressly and irrevocably waived by each of the Borrowers, excepting only for notice expressly provided for in the Loan Agreement.
          All computations of interest payable as provided in this Note shall be made by the Bank in accordance with the terms of the Loan Agreement. The interest rate in effect from time to time shall be determined in accordance with the terms of the Loan Agreement.
          Should all or any part of the indebtedness represented by this Note be collected by action at law, or in bankruptcy, insolvency, receivership or other court proceedings, or should this Note be placed in the hands of attorneys for collection after default, EACH OF THE BORROWERS HEREBY PROMISES TO PAY TO THE HOLDER OF THIS NOTE, UPON DEMAND BY THE HOLDER HEREOF AT ANY TIME, IN ADDITION TO PRINCIPAL, INTEREST AND ALL (IF ANY) OTHER AMOUNTS PAYABLE ON OR IN RESPECT OF THIS NOTE OR THE INDEBTEDNESS EVIDENCED HEREBY, ALL COURT COSTS AND REASONABLE ATTORNEYS’ FEES AND ALL OTHER COLLECTION CHARGES AND EXPENSES REASONABLY INCURRED OR SUSTAINED BY THE HOLDER OF THIS NOTE.
     No delay or omission on the part of the Bank or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Bank or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.
          Each of the Borrowers and every endorser and guarantor of this Note hereby irrevocably waive notice of acceptance, presentment, demand, notice of nonpayment, protest, notice of protest, suit and all other demands, notices and other conditions precedent in connection with the delivery, acceptance, performance, default, collection and/or enforcement of this Note or any collateral or security therefor, except for notices expressly provided for in the Loan Agreement or any other Loan Document, and assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.
          The Bank’s books and records concerning the revolving loans under the Revolving Line of Credit, the accrual of interest thereon, and the repayment of such revolving loans, shall be prima facie evidence of the indebtedness hereunder.
          This Note shall be binding upon each of the Borrowers, and each endorser and guarantor hereof, and upon their respective successors, assigns and representatives, and shall inure to the benefit of the Bank and its permitted successors, endorsees, and assigns.
     Each of the Borrowers hereby absolutely and irrevocably consents and submits, for itself and its property, to the jurisdiction of the courts of the Commonwealth of Massachusetts, U.S.A. and of the United States of America for the District of Massachusetts in connection with any actions or proceedings brought against the Borrower by the holder hereof arising out of or relating to this Note.
     EACH PARTY HERETO HEREBY MUTUALLY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION WITH THE LOAN AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, AND AGREES THAT NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EACH PARTY HERETO CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE BANK TO ACCEPT THIS NOTE AND MAKE THE LOANS.
          This Note is intended to take effect as a sealed instrument. This Note and the obligations of the Borrowers hereunder shall be governed by and interpreted and determined in accordance with the laws of the Commonwealth of Massachusetts, U.S.A.

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               IN WITNESS WHEREOF, this REVOLVING LINE OF CREDIT NOTE has been duly executed under seal by the undersigned on the day and in the year first above written.

BORROWERS:

WITNESS:	NATIONAL DENTEX CORPORATION

	By:	/s/ Richard F. Becker, Jr.

		Name:	Richard F. Becker, Jr.
		Title:	Vice President, Treasurer and Chief Financial Officer

WITNESS:	GREEN LABORATORIES, INC.

	By:	/s/ Richard F. Becker, Jr.

		Name:	Richard F. Becker, Jr.
		Title:	Assistant Treasurer

     ADDITIONAL BORROWERS, pursuant to that certain Joinder Agreement dated as of January 11, 2007 (the “Joinder Agreement”) by and among each of Keller, Keller — Midwest, Keller — Southeast (each as defined therein) and the Bank et al.

WITNESS:	KELLER GROUP, INCORPORATED

	By:	/s/ Richard F. Becker, Jr.

		Name:	Richard F. Becker, Jr.
Title: Assistant Treasurer and Assistant Secretary

WITNESS:	KELLER LABORATORIES, INCORPORATED — MIDWEST

	By:	/s/ Richard F. Becker, Jr.

		Name:	Richard F. Becker, Jr.
Title: Assistant Treasurer and Assistant Secretary

WITNESS:	KELLER LABORATORIES, INC. — SOUTHEAST

	By:	/s/ Richard F. Becker, Jr.

		Name:	Richard F. Becker, Jr.
Title: Assistant Treasurer and Assistant Secretary

SCHEDULE TO REVOLVING LINE OF CREDIT NOTE

		TYPE OF LOAN			LIBOR OR
		(PRIME RATE,			COST OF
		LIBOR RATE, COST			FUNDS
	AMOUNT OF	OF FUNDS RATE OR	APPLICABLE	INTEREST	INTEREST	AMOUNT	NOTATION
DATE	LOAN	FIXED RATE)	MARGIN	RATE*	PERIOD **	PAID	MADE BY

*	For Prime Rate Loans, insert Prime Rate plus Applicable Margin

For LIBOR Loans, insert LIBOR Rate plus Applicable Margin

For Cost of Funds Rate Loans, insert Cost of Funds Rate plus Applicable Margin

For Fixed Rate Loans, insert Fixed Rate

**	For LIBOR Rate loans and Cost of Funds Rate loans only